Exhibit 99.1

RealD Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2012

LOS ANGELES (May 31, 2012) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its fourth quarter and fiscal year ended March 23, 2012.

Fourth Quarter Financial Highlights

Revenue

•                  Revenue was $50.0 million, a decrease of 14% from $58.5 million in the fourth quarter of fiscal 2011.

•                  Net license revenue was $31.7 million, a decrease of 4% from $33.1 million in the fourth quarter of fiscal 2011.

•                  Net license revenue for the prior-year quarter is net of $2.4 million in motion picture exhibitor stock option expense (a contra revenue item).

•                  Product and other revenue was $18.4 million, a decrease of 28% from $25.4 million in the fourth quarter of fiscal 2011.  These results reflect an $8.1 million decrease in international product revenue that is partially attributable to a growing number of international consumers reusing RealD eyewear purchased at a previous RealD showing.

GAAP Results — Profitability Measures and Balance Sheet

•                  GAAP net income attributable to common stockholders was $5.5 million, or $0.10 per diluted share, compared to $4.5 million, or $0.08 per diluted share, for the fourth quarter of fiscal 2011.  Results for the fourth quarter of fiscal 2012 include an income tax benefit of $2.1 million, equivalent to approximately $0.04 per diluted share.

•                  Gross margin increased to 54% from 51% in the fourth quarter of fiscal 2011.

•                  The Company’s balance sheet at March 23, 2012 included total cash and cash equivalents of $24.9 million and total debt of $25.0 million.

•                  Subsequent to the end of the fourth quarter of fiscal 2012, RealD entered into a new $125 million credit facility.  As of May 31, 2012, unused borrowing capacity on the new credit facility was approximately $100 million.

Non-GAAP Results — Profitability Measures

•                  Adjusted EBITDA was $17.8 million, essentially flat compared to $17.8 million in the fourth quarter of fiscal 2011.

•                  Adjusted EBITDA increased to 36% of net revenue from 30% of net revenue in the fourth quarter of fiscal 2011.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

“We delivered solid profitability in the fourth quarter, as healthy growth in domestic license revenue helped to offset the tough comparison we anticipated overseas versus our very strong international results in the fourth quarter of fiscal 2011,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.

“Importantly, RealD’s summer film slate is off to an excellent start in both domestic and international markets.  The record-setting opening of The Avengers further demonstrates the strong consumer demand for premium presentations in RealD 3D as well as the compelling economics of 3D filmmaking for our studio and exhibitor partners.”

Key Metrics and International Revenue Statistics

•                  International markets generated 49% of license revenue compared to 64% of gross license revenue in the fourth quarter of fiscal 2011.  The lower percentage from international license revenue reflects the difficult international comparison versus the prior-year quarter when Tangled, Chronicles of Narnia, Tron Legacy, Megamind and Gulliver’s Travels had strong results overseas.  In addition, certain films released in the domestic market during the fourth quarter of fiscal 2012 were scheduled to release in key international countries after the end of the quarter.

•                  As of March 23, 2012, the Company had deployed approximately 20,200 RealD-enabled screens, an increase of 35% from approximately 15,000 screens as of March 25, 2011, and an increase of 500 screens, or 3%, from approximately 19,700 screens as of December 23, 2011.

•                  As of March 23, 2012, the Company had approximately 11,700 domestic screens at approximately 2,600 domestic theater locations and approximately 8,500 international screens at approximately 2,500 international theater locations.

$50 Million Stock Repurchase Authorization

•                  Subsequent to the end of the fourth quarter of fiscal 2012, the Company announced that its Board of Directors had authorized the repurchase of up to $50 million in RealD’s common stock.

•                  The authorization demonstrates management’s confidence in RealD’s future and its commitment to maximizing shareholder value.

Fiscal 2012 Financial Results

Revenue

•                  Revenue was $246.6 million, essentially flat compared to $246.1 million for fiscal 2011.

•                  Net license revenue was $147.8 million, an increase of 46% from $101.5 million for fiscal 2011.

•                  Net license revenue for fiscal 2011 is net of $36.4 million in motion picture exhibitor stock option expense (a contra revenue item).

•                  Product and other revenue was $98.8 million, a decrease of 32% from $144.6 million for fiscal 2011.

GAAP Results — Profitability Measures

•                  GAAP net income attributable to common stockholders was $36.9 million, or $0.65 per diluted share, compared to a GAAP net loss attributable to common stockholders of $12.3 million, or $0.29 per share, for fiscal 2011.

•                  Gross margin increased to 52% from 28% for fiscal 2011.

Non-GAAP Results — Profitability Measures

•                  Adjusted EBITDA was $104.4 million, an increase of 68% from $62.2 million for fiscal 2011.

•                  Adjusted EBITDA increased to 42% of net revenue from 25% of net revenue for fiscal 2011.

3D Theatrical Release Schedule for Fiscal 2013

(As of May 31, 2012 — Domestic)

Fiscal Q1 2013	Film	Domestic Release Date
(ending 6/22/12)	Wrath of the Titans	3/30/2012
	Titanic (re-release)	4/4/2012
	The Pirates! Band of Misfits	4/27/2012
	The Avengers	5/4/2012
	Men in Black III	5/25/2012
	Piranha 3DD	6/1/2012
	Madagascar 3: Europe’s Most Wanted	6/8/2012
	Prometheus	6/8/2012
	Brave	6/22/2012
	Abraham Lincoln: Vampire Hunter	6/22/2012

Fiscal Q2 2013	Film	Domestic Release Date
(ending 9/21/12)	Amazing Spiderman	7/3/2012
	Katy Perry: Part of Me 3D	7/5/2012
	Ice Age: Continental Drift	7/13/2012
	Step Up Revolution	7/27/2012
	Nitro Circus: The Movie	8/10/2012
	ParaNorman	8/17/2012
	Resident Evil: Retribution	9/14/2012
	Finding Nemo (re-release)	9/14/2012
	Dredd	9/21/2012
	Hotel Transylvania	9/21/2012

Fiscal Q3 2013	Film	Domestic Release Date
(ending 12/21/12)	Frankenweenie	10/5/2012
	Silent Hill: Revelation 3D	10/26/2012
	Wreck-It Ralph	11/2/2012
	Rise of the Guardians	11/21/2012
	Life of Pi	11/21/2012
	The Hobbit: An Unexpected Journey	12/14/2012
	Cirque du Soleil: Worlds Away	12/21/2012

Fiscal Q4 2013	Film	Domestic Release Date
(ending 3/22/13)	The Great Gatsby	12/25/2012
	The Texas Chainsaw Massacre 3D	1/4/2013
	Hansel and Gretel: Witch Hunters	1/11/2013
	Monsters, Inc. (re-release)	1/18/2013
	Battle of the Year: The Dream Team	1/25/2013
	47 Ronin	2/8/2013
	Escape from Planet Earth	2/14/2013
	Oz: The Great and Powerful	3/8/2013
	The Croods	3/22/2013
	Jack the Giant Killer	3/22/2013

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the fourth quarter and fiscal year ended March 23, 2012 beginning at 4:30 pm ET (1:30 pm PT), today, May 31, 2012.  To access the call via telephone, interested parties should dial (877) 941-1427 (U.S.) or (480) 629-9664 (International) ten minutes prior to the start time and use conference ID 4538808.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4538808.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2013 ending March 22, 2013, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the twelve months ended March 23, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2012 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 23,	March 25,	March 23,	March 25,
	2012	2011	2012	2011

Revenue:
License	$31,655	$33,133	$147,801	$101,523
Product and other	18,392	25,381	98,827	144,613
Total revenue	50,047	58,514	246,628	246,136
Cost of revenue:
License	9,480	6,334	39,801	17,994
Product and other	13,672	22,303	78,137	160,402
Total cost of revenue	23,152	28,637	117,938	178,396
Gross profit	26,895	29,877	128,690	67,740
Operating expenses:
Research and development	3,764	4,831	16,500	15,582
Selling and marketing	7,423	8,888	27,682	24,139
General and administrative	12,454	10,640	42,189	35,835
Total operating expenses	23,641	24,359	86,371	75,556
Operating income (loss)	3,254	5,518	42,319	(7,816)
Interest expense	(261)	(46)	(971)	(919)
Other income (loss)	625	(194)	782	6,182
Income (loss) before income taxes	3,618	5,278	42,130	(2,553)
Income tax expense (benefit)	(2,065)	973	5,105	4,272
Net income (loss)	5,683	4,305	37,025	(6,825)
Net (income) loss attributable to noncontrolling interest	(147)	162	(156)	(530)
Accretion of preferred stock	—	—	—	(4,934)
Net income (loss) attributable to RealD Inc. common stockholders	$5,536	$4,467	$36,869	$(12,289)

Earnings (loss) per common share:
Basic	$0.10	$0.09	$0.68	$(0.29)
Diluted	$0.10	$0.08	$0.65	$(0.29)

Shares used in computing earnings per common share:
Basic	54,587	51,426	54,352	41,933
Diluted	56,468	57,025	56,852	41,933

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	March 23,	March 25,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$24,894	$16,936
Accounts receivable, net	59,212	50,676
Inventories	40,577	54,971
Deferred costs – eyewear	932	49
Deferred income taxes	—	1,029
Income taxes receivable	—	139
Prepaid expenses and other current assets	2,630	1,734
Total current assets	128,245	125,534
Property and equipment, net	12,713	7,889
Cinema systems, net	141,024	122,226
Digital projectors, net-held for sale	1,078	10,475
Goodwill	10,657	10,657
Other intangibles, net	1,746	1,918
Deferred income taxes	3,049	—
Other assets	3,663	1,448
Total assets	$302,175	$280,147

Liabilities and equity
Current liabilities:
Accounts payable	$22,617	$58,713
Accrued expenses and other liabilities	28,870	40,118
Deferred revenue	7,201	14,176
Income taxes payable	1,121	—
Deferred income taxes	3,149	—
Current portion of long-term debt	—	2,291
Total current liabilities	62,958	115,298
Credit facility agreement	25,000	—
Deferred revenue, net of current portion	13,920	14,106
Other long-term liabilities, customer deposits and virtual print fee liability	2,691	4,533
Long-term debt, net of current portion	—	19
Deferred tax liability	—	1,091

Commitments and contingencies

Equity (deficit)
Common stock	309,894	292,904
Accumulated deficit	(112,711)	(149,580)
Total RealD Inc. stockholders’ equity	197,183	143,324
Noncontrolling interest	423	1,776
Total equity	197,606	145,100

Total liabilities and equity	$302,175	$280,147

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Year ended
	March 23,	March 25,	March 23,	March 25,
(in thousands)	2012	2011	2012	2011

Net income (loss)	$5,683	$4,305	$37,025	$(6,825)
Add (deduct):
Interest expense	261	46	971	919
Income tax expense	(2,065)	973	5,105	4,272
Depreciation and amortization	7,708	5,309	28,266	15,737
Other (income) loss (1)	(625)	194	(782)	(6,182)
Share-based compensation expense (2)	4,026	2,962	15,744	8,950
Exhibitor option expense (3)	—	2,439	—	36,447
Impairment of assets and intangibles (4)	1,245	314	10,269	1,128
Sales and use tax (5)	1,287	1,041	6,363	6,484
Property tax (6)	301	251	1,434	1,090
Management fee (7)	—	—	—	175
Adjusted EBITDA	$17,821	$17,834	$104,395	$62,195

(1)         Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gains from the sale of digital projectors.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.

(3)         Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as motion picture exhibitor option expense/contra revenue in the consolidated financial statements.

(4)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)         Represents taxes incurred by us for cinema license and product revenue.

(6)         Represents property taxes on RealD Cinema Systems and digital projectors.

(7)         Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).